Exhibit (a)(1)(F)

Forms of Reminder E-mails—Dates may change if offer expiration date is extended

[November 28, 2006]—One Week After Offer to Purchase Commences

We have just completed week one of Metrologic Instruments, Inc.’s stock option purchase offer with respect to Eligible Options. The offer to purchase your Eligible Options in exchange for a cash payment will expire at 9:00 p.m., Eastern Time, on December 19, 2006, unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Jacqueline Snider in the Legal Department, at fax number (856) 374-5520 or by hand delivery to Jacqueline Snider in the Legal Department, Metrologic Instruments, Inc., 90 Coles Road, Blackwood, NJ 08012-4683, on or before 9:00 p.m., Eastern Time, on December 19, 2006, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Jacqueline Snider in the Legal Department by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Jacqueline Snider

Legal Department

Metrologic Instruments, Inc.

90 Coles Road

Blackwood, NJ 08012-4683

(856) 228-8100

This notice does not constitute the offer to purchase. The full terms of the offer are described in (1) the Offer to Purchase From Eligible Employees All Outstanding Eligible Options to Purchase Common Stock for Cash; (2) the letter from C. Harry Knowles, dated November 21, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

[December 12, 2006] —Final Week

We are entering the final week of Metrologic Instruments, Inc.’s stock option purchase offer with respect to Eligible Options. The offer to purchase your Eligible Options in exchange for a cash payment will expire at 9:00 p.m., Eastern Time, on December 19, 2006, unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Jacqueline Snider in the Legal Department, at fax number (856) 374-5520 or by hand delivery to Jacqueline Snider in the Legal Department, Metrologic Instruments, Inc., 90 Coles Road, Blackwood, NJ 08012-4683, on or before 9:00 p.m., Eastern Time, on December 19, 2006, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Jacqueline Snider in Legal Department by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Jacqueline Snider

Legal Department

Metrologic Instruments, Inc.

90 Coles Road

Blackwood, NJ 08012-4683

(856) 228-8100

This notice does not constitute the offer to purchase. The full terms of the offer are described in (1) the Offer to Purchase From Eligible Employees All Outstanding Eligible Options to Purchase Common Stock for Cash; (2) the letter from C. Harry Knowles, dated November 21, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

[December 19, 2006]—Last Day (Offer Expiration Date)

Today is the last day to elect to tender your Eligible Options in exchange for a cash payment as part of Metrologic Instruments, Inc.’s stock option purchase offer with respect to Eligible Options. The offer will expire at 9:00 p.m., Eastern Time, today, December 19, 2006, or on such later date if the offer is extended. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it by facsimile to Jacqueline Snider in the Legal Department, at fax number (856) 374-5520 or by hand delivery to Jacqueline Snider in the Legal Department, Metrologic Instruments, Inc., 90 Coles Road, Blackwood, NJ 08012-4683, on or before 9:00 p.m., Eastern Time, today, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Jacqueline Snider in the Legal Department by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail or other post and Federal Express are not permitted. If you have questions, please direct them to:

Jacqueline Snider

Legal Department

Metrologic Instruments, Inc.

90 Coles Road

Blackwood, NJ 08012-4683

(856) 228-8100

This notice does not constitute the offer to purchase. The full terms of the offer are described in (1) the Offer to Purchase From Eligible Employees All Outstanding Eligible Options to Purchase Common Stock for Cash; (2) the letter from C. Harry Knowles, dated November 21, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

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